UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 12, 2013
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.
On August 12, 2013, Steadfast Income REIT, Inc. (the “Company”) issued an earnings release announcing its financial results for the three and six months ended June 30, 2013. A copy of the earnings release is being furnished as Exhibit 99.1 to this Form 8-K.
The information contained in this Item 2.02, including the related information set forth in the earnings release attached hereto as Exhibit 99.1 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 5.07    Submission of Matters to a Vote of Security Holders.
On August 7, 2013, the Company held its annual meeting of stockholders (the “Annual Meeting”). Holders of 17,608,599.28 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting representing approximately 52.19% of the 33,737,376 shares outstanding and entitled to vote at the Annual Meeting. The following are the voting results for each proposal presented to the Company’s stockholders at the Annual Meeting:
Proposal 1: Election of Directors
All of the director nominees were elected to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. The voting results for each of the individuals nominated for election as directors were as follows:

Name	Votes For	Votes Withheld
Scot B. Barker	17,299,522.56	309,076.72
Ned Brines	17,303,632.93	304,966.35
Larry H. Dale	17,303,556.71	305,042.57
Rodney F. Emery	17,297,056.96	311,542.32
Ella Shaw Neyland	17,296,125.00	312,474.28
James A. Shepherdson	17,298,880.28	309,719.00
Kerry D. Vandell	17,297,494.70	311,104.58
No broker non-votes were cast in the election of the director nominees.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions
17,178,988.6	90,669.23	338,941.46
No broker non-votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Item 7.01	Regulation FD Disclosure.
Acquisition of The Belmont
On July 26, 2013, the Company, through SIR Belmont Apartments, LLC (“SIR Belmont”), an indirect, wholly-owned subsidiary of the Company, acquired from a third party seller a fee simple interest in a 260-unit multifamily residential community located in Grand Prairie, Texas, commonly known as The Belmont (the “Belmont Property”). SIR Belmont acquired the Belmont Property for an aggregate purchase price of $12,100,000, excluding closing costs. SIR Belmont financed the payment of the purchase price for the Belmont Property with a combination of (1) proceeds from the Company’s public offering and (2) the assumption of an existing mortgage loan from Fannie Mae in the original principal amount of $8,900,000 (the “Belmont Loan”). As of the closing date, the outstanding principal balance of the Belmont Loan was $8,866,626.
Acquisition of Monterone at Steiner Ranch
On August 6, 2013, the Company, through SIR Steiner Ranch Apartments, LLC (“SIR Steiner”), an indirect, wholly-owned subsidiary of the Company, acquired from a third party seller a fee simple interest in a 502-unit multifamily residential community located in Austin, Texas, commonly known as Monterone at Steiner Ranch (the “Steiner Property”). SIR Steiner acquired the Steiner Property for an aggregate purchase price of $80,000,000, excluding closing costs. SIR Steiner financed the payment of the purchase price for the Steiner Property with a combination of (1) proceeds from the Company’s public offering and (2) a loan in the aggregate principal amount of $55,500,000 from PNC Bank, National Association, a national banking association, pursuant to the requirements of the Federal Home Loan Mortgage Corporation (Freddie Mac) Capital Markets Execution Program.
The Company has initiated the process to re-name the Steiner Property to Meritage at Steiner Ranch. The Steiner Property will be commonly referred to as Meritage at Steiner Ranch.
On August 12, 2013, the Company distributed a press release announcing the completion of the acquisition of the Belmont Property and Steiner Property. The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit    Description

99.1	Earnings Release, dated August 12, 2013

99.2	Press Release, dated August 12, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	August 12, 2013	By:	/s/ Ella Shaw Neyland
Ella Shaw Neyland
President

EXHIBIT INDEX

Exhibits    Description

99.1	Earnings Release, dated August 12, 2013

99.2	Press Release, dated August 12, 2013